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Exhibit 5.3

Goulston & Storrs, A Professional Corporation
400 Atlantic Avenue
Boston, Massachusetts 02110
September 16, 2003

Norampac Inc.
752 Sherbrooke Street West
Montreal, Quebec
Canada H3A 1G1

Re:	US $250,000,000 Aggregate Principal Amount of 6 3/4% Senior Notes Due 2013 of Norampac Inc.

Ladies and Gentlemen:

        We have acted as special Massachusetts counsel to Norampac Leominster Inc. ("Leominster"), a Massachusetts corporation and a direct or indirect, wholly-owned subsidiary of Norampac Inc., a Canadian corporation ("Norampac"), in connection with the offer to exchange (the "Exchange Offer") up to US$250,000,000 aggregate principal amount of Norampac's 6 3/4% Senior Notes due 2013 (the "Exchange Notes") that are to be registered under the Securities Act of 1933 for an equal principal amount of Norampac's 6 3/4% Senior Notes due 2013 outstanding on the date hereof (the "Private Notes"), which Exchange Notes are to be issued under the Indenture, dated as of May 28, 2003 (the "Indenture"), among Norampac, as issuer, the Guarantors named therein, as subsidiary guarantors, and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Trustee").

        Our service as special counsel to Leominster is limited solely to the preparation of this opinion letter.

        We have examined the following documents (the "Documents"):

  (i)
  Indenture;

  (ii)
  the Registration Statement of Norampac on Form F-4 and S-4 (Registration No. 333-107349) relating to the Exchange Offer, as filed with the Securities and Exchange Commission on July 25, 2003 (the "Registration Statement");

  (iii)
  the form of Exchange Note(s) in global form with the Notation of Guarantee attached thereto; and

  (iv)
  the guaranty by Leominster of the Exchange Notes pursuant to Article 10 of the Indenture (the "Leominster Exchange Guarantee").

        Except as otherwise may be noted herein, in rendering this opinion letter we have examined and relied solely upon the following, and we have made no other inquiry, investigation or documentary review whatsoever:

  (i)
  the Documents;

  (ii)
  the Secretary's Certificate of Leominster, dated September 23, 2003, delivered to us on your behalf as to, among other things, the Articles of Organization of Leominster, the By-Laws of Leominster, and the resolutions adopted by the Board of Directors of Leominster authorizing the entering into, execution and delivery of the Documents to which Leominster is a party and the transactions contemplated thereby, which resolutions we understand and assume have been filed with the records of the meetings of such Directors;

  (iii)
  the Certificate of Good Standing of Leominster from the Secretary of State of Massachusetts, dated September 16, 2003, a copy of which has been furnished to you; and

  (iv)
  the representations and warranties as to factual matters contained in the Documents and the Registration Statement.

        In addition, we have reviewed such provisions of the laws of the Commonwealth of Massachusetts, as applied by courts located in the Commonwealth of Massachusetts, as we have deemed necessary in order to express the opinions set forth below.

        Based solely on the foregoing, and subject to the limitations and qualifications set forth below, we are of the opinion that:

        1.    Leominster is a corporation legally existing and in corporate good standing under the laws of the Commonwealth of Massachusetts.

        2.    The Leominster Exchange Guarantee has been duly authorized by all necessary corporate action of Leominster.

        The opinions expressed herein are subject to the following limitations and qualifications:

        A.    We have assumed (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the conformity to the original documents of all documents submitted to us as electronic, certified, facsimile or photostatic copies, (iv) the authenticity, accuracy and completeness of all documents submitted to us as originals or as copies of originals and (v) the Documents as executed and delivered are identical to the drafts thereof reviewed by us in all respects material to the opinions expressed herein. We have also assumed a fully executed counterpart of each Document (other than the Registration Statement) has been or will be physically delivered free from any escrow by or on behalf of Leominster to the other parties thereto or the appropriate holders of the Private Notes.

        B.    This opinion letter is limited to the legal matters explicitly addressed herein and does not extend, by implication or otherwise, to any other matter. Without limiting the generality of the foregoing, no opinion is expressed herein with respect to, or the effect any of the following may have upon any opinion expressed in this opinion letter: (i) securities laws (including, without limitation, the anti-fraud provisions thereof), (ii) tax, labor or employment matters, including, without limitation, pension and employee benefit matters, (iii) anti-trust and unfair competition laws, and (iv) the accuracy, sufficiency or fairness of any statements, financial data or other information contained in the Registration Statement.

        C.    The opinions expressed herein are limited to the existing laws of the Commonwealth of Massachusetts as applied by courts located in the Commonwealth of Massachusetts.

        We hereby consent to the filing of this opinion letter as Exhibit 5.3 to the Registration Statement and the reference to us under the caption "Legal Matters" in the Prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

        All opinions expressed herein are as of the date hereof (unless otherwise stated). This opinion letter is furnished to you at the direction of Leominster and is exclusively for the purpose of satisfying the conditions to the completion of the Exchange Offer. Subject to all of the limitations, qualification and assumptions set forth herein, Jones Day is hereby authorized to rely on this opinion letter in connection with its opinion letter filed as Exhibit 5.1 of the Registration Statement.

Very truly yours,
/s/ GOULSTON & STORRS A Professional Corporation

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  Exhibit 5.3